EXHIBIT 99.1

WESTERN MIDSTREAM ANNOUNCES
SECOND-QUARTER 2020 RESULTS

ANNOUNCES REVISED 2020 GUIDANCE

HOUSTON—(PRNEWSWIRE)—August 10, 2020 – Today Western Midstream Partners, LP (NYSE: WES) (“WES” or the “Partnership”) announced second-quarter 2020 financial and operating results. Net income (loss) available to limited partners for the second quarter of 2020 totaled $267.6 million, or $0.60 per common unit (diluted), with second-quarter 2020 Adjusted EBITDA(1) totaling $514.4 million, second-quarter 2020 Cash flows from operating activities totaling $345.7 million, and second-quarter 2020 Free cash flow(1) totaling $208.6 million.

SECOND-QUARTER HIGHLIGHTS
•Gathered record Delaware Basin produced-water throughput of 773 MBbls/d, representing an 8-percent sequential-quarter increase
•Achieved record Delaware oil throughput of 202 MBbls/d, representing a 5-percent sequential-quarter increase
•Executed open-market repurchases for $64.5 million of Senior Notes due 2021, 2022, and 2023 for an aggregate repurchase price of $63 million

(1)Please see the definitions of the Partnership’s non-GAAP measures at the end of this release and reconciliation of GAAP to non-GAAP measures.

In July 2020, WES announced its second-quarter 2020 per-unit distribution of $0.3110, which is unchanged from WES’s first-quarter 2020 per-unit distribution. Second-quarter 2020 Free cash flow after distributions totaled $67.7 million.
“Less-than-expected producer curtailments, commercial successes, and realized cost efficiencies underpin our impressive and above-expectation second-quarter results,” said Chief Executive Officer, Michael Ure. “Although our sector continues to face significant uncertainty, we are optimistic that activity will increase into 2021 and confident in our ability to generate meaningful free cash flow after distributions while advancing our long-term objectives.”
Second-quarter 2020 total natural-gas throughput(1) averaged 4.4 Bcf/d, representing a 1-percent sequential-quarter decrease and a 3-percent increase from second-quarter 2019. Second-quarter 2020 total throughput for crude-oil and NGLs assets(1) averaged 711 MBbls/d, representing a 6-percent sequential-quarter decrease and a 19-percent increase from second-quarter 2019. Second-quarter 2020 total throughput for produced-water assets averaged 773 MBbls/d, representing an 8-percent sequential-quarter increase and a 50-percent increase from second-quarter 2019.
Second-quarter 2020 and year-to-date capital expenditures(2) totaled $69.6 million and $227.6 million, respectively.

(1)Represents total throughput attributable to WES, which excludes the 25% third-party interest in Chipeta and the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests.
(2)Accrual-based, includes equity investments, and excludes capitalized interest and capital expenditures associated with the 25% third-party interest in Chipeta.

REVISED 2020 GUIDANCE
Revised 2020 guidance is based on to-date results and customer-provided production-forecast information obtained by WES. Updated guidance is as follows:
•Adjusted EBITDA(1) between $1.85 billion and $1.90 billion, which represents a $100 million increase to the midpoint of guidance previously issued with WES’s first-quarter 2020 earnings results (“prior guidance”)
•Total capital expenditures(2) between $400 million and $450 million, which represents a $75 million reduction to the prior-guidance midpoint. Total year capital expenditures include capital expenditures attributable to the second Latham train completed during first-quarter 2020 and the addition of approximately 28,750 horsepower of compression, 65 miles of gathering lines, 90 MBbls/d of Delaware Basin saltwater-disposal capacity, and two 30 MBbls/d oil-stabilization trains, also in the Delaware Basin
“Second-quarter commodity-price increases lessened the adverse impact of production curtailments and current commodity prices support continued producer activity,” said Chief Financial Officer, Mike Pearl. “We expect incremental drilling and completion activity to continue into 2021 and beyond so long as commodity prices remain supportive. Irrespective of market conditions, we will remain committed to exercising capital discipline and realizing cost savings to maximize Free cash flow after distributions, which we will prioritize toward leverage reduction.”

(1)A reconciliation of the Adjusted EBITDA range to net cash provided by operating activities and net income (loss) is not provided because the items necessary to estimate such amounts are not reasonably estimable at this time.
(2)Accrual-based, includes equity investments, and excludes capitalized interest and capital expenditures associated with the 25% third-party interest in Chipeta.

CONFERENCE CALL TOMORROW AT 1 P.M. CDT
WES will host a conference call on Tuesday, August 11, 2020, at 1:00 p.m. Central Daylight Time (2:00 p.m. Eastern Daylight Time) to discuss second-quarter 2020 results. To participate, individuals should dial 877-883-0383 (Domestic) or 412-902-6506 (International) 15 minutes before the scheduled conference call time and enter participant access code 2048166. To access the live audio webcast of the conference call, please visit the investor relations section of the Partnership’s website at www.westernmidstream.com. A replay of the conference call also will be available on the website for two weeks following the call.

ABOUT WESTERN MIDSTREAM
Western Midstream Partners, LP (“WES”) is a Delaware master limited partnership formed to acquire, own, develop, and operate midstream assets. With midstream assets located in the Rocky Mountains, North-central Pennsylvania, Texas, and New Mexico, WES is engaged in the business of gathering, compressing, treating, processing, and transporting natural gas; gathering, stabilizing, and transporting condensate, natural-gas liquids, and crude oil; and gathering and disposing of produced water for its customers. In its capacity as a natural-gas processor, WES also buys and sells natural gas, natural-gas liquids, and condensate on behalf of itself and as an agent for its customers under certain contracts.

For more information about Western Midstream Partners, LP, please visit www.westernmidstream.com.

This news release contains forward-looking statements. WES’s management believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove correct. A number of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this news release. These factors include the ultimate impact of efforts to fight COVID-19 on the global economy and the timeline for a recovery in commodity demand and prices; our ability to meet financial guidance or distribution expectations; our ability to safely and efficiently operate WES’s assets; the supply of, demand for, and price of oil, natural gas, NGLs, and related products or services; our ability to meet projected in-service dates for capital-growth projects; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; and the other factors described in the “Risk Factors” section of WES’s most-recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission and other public filings and press releases. WES undertakes no obligation to publicly update or revise any forward-looking statements.
# # #

WESTERN MIDSTREAM CONTACTS

Kristen S. Shults
Vice President, Investor Relations and Communications
Kristen.Shults@westernmidstream.com
832.636.6000

Abby Dempsey
Investor Relations Supervisor
Abby.Dempsey@westernmidstream.com
832.636.6000

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

WES defines “Free cash flow” as net cash provided by operating activities less total capital expenditures and contributions to equity investments, plus distributions from equity investments in excess of cumulative earnings. Management considers Free cash flow an appropriate metric for assessing capital discipline, cost efficiency, and balance-sheet strength. Although Free cash flow is the metric used to assess WES’s ability to make distributions to unitholders, this measure should not be viewed as indicative of the actual amount of cash that is available for distributions or planned for distributions for a given period. Instead, Free cash flow should be considered indicative of the amount of cash that is available for distributions, debt repayments, and other general partnership purposes.
WES defines Adjusted EBITDA as net income (loss), plus (i) distributions from equity investments, (ii) non-cash equity-based compensation expense, (iii) interest expense, (iv) income tax expense, (v) depreciation and amortization, (vi) impairments, and (vii) other expense (including lower of cost or market inventory adjustments recorded in cost of product), less (i) gain (loss) on divestiture and other, net, (ii) gain (loss) on early extinguishment of debt, (iii) income from equity investments, (iv) interest income, (v) income tax benefit, (vi) other income, and (vii) the noncontrolling interests owners’ proportionate share of revenues and expenses.
WES defines Adjusted gross margin attributable to Western Midstream Partners, LP (“Adjusted gross margin”) as total revenues and other (less reimbursements for electricity-related expenses recorded as revenue), less cost of product, plus distributions from equity investments, and excluding the noncontrolling interests owners’ proportionate share of revenues and cost of product.
Below are reconciliations of (i) net cash provided by operating activities (GAAP) to Free cash flow (non-GAAP), (ii) net income (loss) (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDA (non-GAAP), and (iii) operating income (loss) (GAAP) to Adjusted gross margin (non-GAAP), as required under Regulation G of the Securities Exchange Act of 1934. Management believes that WES’s Free cash flow, Adjusted EBITDA, and Adjusted gross margin are widely accepted financial indicators of WES’s financial performance compared to other publicly traded partnerships and are useful in assessing WES’s ability to incur and service debt, fund capital expenditures, and make distributions. Free cash flow, Adjusted EBITDA, and Adjusted gross margin as defined by WES, may not be comparable to similarly titled measures used by other companies. Therefore, WES’s Free cash flow, Adjusted EBITDA, and Adjusted gross margin should be considered in conjunction with net income (loss) attributable to Western Midstream Partners, LP and other applicable performance measures, such as operating income (loss) or cash flows from operating activities.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
thousands	2020	2019	2020	2019
Reconciliation of Net cash provided by operating activities to Free cash flow
Net cash provided by operating activities	$345,688	$343,458	$738,999	$686,531
Less:
Capital expenditures	140,249	318,281	313,065	704,425
Contributions to equity investments	5,104	40,790	16,064	77,333
Add:
Distributions from equity investments in excess of cumulative earnings	8,288	9,260	13,340	17,052
Free cash flow	$208,623	$(6,353)	$423,210	$(78,175)
Cash flow information
Net cash provided by operating activities			$738,999	$686,531
Net cash used in investing activities			(355,001)	(2,865,168)
Net cash provided by (used in) financing activities			(424,222)	2,182,290

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
thousands	2020	2019	2020	2019
Reconciliation of Net income (loss) to Adjusted EBITDA
Net income (loss)	$281,341	$175,058	$(8,059)	$387,037
Add:
Distributions from equity investments	71,576	70,522	137,496	132,535
Non-cash equity-based compensation expense	5,677	4,343	10,911	6,141
Interest expense	94,654	79,472	183,240	145,348
Income tax expense	5,044	1,278	5,044	11,370
Depreciation and amortization	119,805	121,117	252,124	235,063
Impairments (1)	10,150	797	606,952	1,187
Other expense	(2,098)	58,639	1,950	93,852
Less:
Gain (loss) on divestiture and other, net	(2,843)	(1,061)	(2,883)	(1,651)
Gain (loss) on early extinguishment of debt	1,395	—	8,740	—
Equity income, net – related parties	54,415	63,598	115,762	121,590
Interest income – Anadarko note receivable	4,225	4,225	8,450	8,450
Other income	1,652	—	1,652	—
Income tax benefit	—	—	4,280	—
Adjusted EBITDA attributable to noncontrolling interests (2)	12,864	11,544	25,629	22,894
Adjusted EBITDA	$514,441	$432,920	$1,028,028	$861,250
Reconciliation of Net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$345,688	$343,458	$738,999	$686,531
Interest (income) expense, net	90,429	75,247	174,790	136,898
Uncontributed cash-based compensation awards	—	1,218	—	648
Accretion and amortization of long-term obligations, net	(2,197)	(1,337)	(4,297)	(2,848)
Current income tax expense (benefit)	2,077	458	(35)	6,485
Other (income) expense, net (3)	(2,173)	(470)	(412)	(902)
Cash paid to settle interest-rate swaps	12,763	—	12,763	—
Distributions from equity investments in excess of cumulative earnings – related parties	8,288	9,260	13,340	17,052
Changes in assets and liabilities:
Accounts receivable, net	207,838	6,818	200,136	(2,668)
Accounts and imbalance payables and accrued liabilities, net	(101,247)	25,669	(72,323)	81,198
Other items, net	(34,161)	(15,857)	(9,304)	(38,250)
Adjusted EBITDA attributable to noncontrolling interests (2)	(12,864)	(11,544)	(25,629)	(22,894)
Adjusted EBITDA	$514,441	$432,920	$1,028,028	$861,250
Cash flow information
Net cash provided by operating activities			$738,999	$686,531
Net cash used in investing activities			(355,001)	(2,865,168)
Net cash provided by (used in) financing activities			(424,222)	2,182,290
(1)Includes goodwill impairment for the six months ended June 30, 2020.
(2)For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests.
(3)Excludes non-cash losses on interest-rate swaps of $59.0 million and $94.6 million for the three and six months ended June 30, 2019, respectively.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

Adjusted Gross Margin

	Three Months Ended June 30,		Six Months Ended June 30,
thousands	2020	2019	2020	2019
Reconciliation of Operating income (loss) to Adjusted gross margin
Operating income (loss)	$373,766	$310,060	$158,863	$628,988
Add:
Distributions from equity investments	71,576	70,522	137,496	132,535
Operation and maintenance	145,186	148,431	304,377	291,260
General and administrative	36,423	30,027	76,888	52,871
Property and other taxes	19,395	14,282	37,871	30,567
Depreciation and amortization	119,805	121,117	252,124	235,063
Impairments (1)	10,150	797	606,952	1,187
Less:
Gain (loss) on divestiture and other, net	(2,843)	(1,061)	(2,883)	(1,651)
Equity income, net – related parties	54,415	63,598	115,762	121,590
Reimbursed electricity-related charges recorded as revenues	21,605	20,189	40,828	36,778
Adjusted gross margin attributable to noncontrolling interests (2)	16,167	16,034	32,592	31,584
Adjusted gross margin	$686,957	$596,476	$1,388,272	$1,184,170
Adjusted gross margin for natural-gas assets	$454,476	$412,494	$925,842	$824,922
Adjusted gross margin for crude-oil and NGLs assets	165,767	137,716	333,595	269,086
Adjusted gross margin for produced-water assets	66,714	46,266	128,835	90,162
(1)Includes goodwill impairment for the six months ended June 30, 2020.
(2)For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests.

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
thousands except per-unit amounts	2020	2019	2020	2019
Revenues and other
Service revenues – fee based	$642,628	$593,544	$1,344,024	$1,173,518
Service revenues – product based	7,000	16,675	22,921	36,054
Product sales	21,736	74,469	78,385	146,602
Other	391	366	738	763
Total revenues and other	671,755	685,054	1,446,068	1,356,937
Equity income, net – related parties	54,415	63,598	115,762	121,590
Operating expenses
Cost of product	18,602	122,877	121,872	236,940
Operation and maintenance	145,186	148,431	304,377	291,260
General and administrative	36,423	30,027	76,888	52,871
Property and other taxes	19,395	14,282	37,871	30,567
Depreciation and amortization	119,805	121,117	252,124	235,063
Long-lived asset impairments	10,150	797	165,935	1,187
Goodwill impairment	—	—	441,017	—
Total operating expenses	349,561	437,531	1,400,084	847,888
Gain (loss) on divestiture and other, net	(2,843)	(1,061)	(2,883)	(1,651)
Operating income (loss)	373,766	310,060	158,863	628,988
Interest income – Anadarko note receivable	4,225	4,225	8,450	8,450
Interest expense	(94,654)	(79,472)	(183,240)	(145,348)
Gain (loss) on early extinguishment of debt	1,395	—	8,740	—
Other income (expense), net (1)	1,653	(58,477)	(108)	(93,683)
Income (loss) before income taxes	286,385	176,336	(7,295)	398,407
Income tax expense (benefit)	5,044	1,278	764	11,370
Net income (loss)	281,341	175,058	(8,059)	387,037
Net income (loss) attributable to noncontrolling interests	8,304	5,464	(24,569)	98,783
Net income (loss) attributable to Western Midstream Partners, LP	$273,037	$169,594	$16,510	$288,254
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Midstream Partners, LP	$273,037	$169,594	$16,510	$288,254
Pre-acquisition net (income) loss allocated to Anadarko	—	(163)	—	(29,279)
General partner interest in net (income) loss	(5,461)	—	(330)	—
Limited partners’ interest in net income (loss)	$267,576	$169,431	$16,180	$258,975
Net income (loss) per common unit – basic and diluted	$0.60	$0.37	$0.04	$0.69
Weighted-average common units outstanding – basic and diluted	443,973	453,000	443,972	376,702
(1)Includes losses associated with the interest-rate swap agreements for the three and six months ended June 30, 2019.

Western Midstream Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

thousands except number of units	June 30, 2020	December 31, 2019
Total current assets	$559,163	$402,412
Anadarko note receivable	259,481	260,000
Net property, plant, and equipment	8,914,716	9,064,931
Other assets	2,219,883	2,619,110
Total assets	$11,953,243	$12,346,453
Total current liabilities	$891,046	$485,954
Long-term debt	7,544,396	7,951,565
Asset retirement obligations	327,971	336,396
Other liabilities	254,313	227,245
Total liabilities	9,017,726	9,001,160
Equity and partners’ capital
Common units (443,992,499 and 443,971,409 units issued and outstanding at June 30, 2020, and December 31, 2019, respectively)	2,820,327	3,209,947
General partner units (9,060,641 units issued and outstanding at June 30, 2020, and December 31, 2019)	(22,347)	(14,224)
Noncontrolling interests	137,537	149,570
Total liabilities, equity, and partners’ capital	$11,953,243	$12,346,453

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
thousands	2020	2019
Cash flows from operating activities
Net income (loss)	$(8,059)	$387,037
Adjustments to reconcile net income (loss) to net cash provided by operating activities and changes in assets and liabilities:
Depreciation and amortization	252,124	235,063
Long-lived asset impairments	165,935	1,187
Goodwill impairment	441,017	—
(Gain) loss on divestiture and other, net	2,883	1,651
(Gain) loss on early extinguishment of debt	(8,740)	—
(Gain) loss on interest-rate swaps	—	94,585
Cash paid to settle interest-rate swaps	(12,763)	—
Change in other items, net	(93,398)	(32,992)
Net cash provided by operating activities	$738,999	$686,531
Cash flows from investing activities
Capital expenditures	$(313,065)	$(704,425)
Acquisitions from related parties	—	(2,007,501)
Acquisitions from third parties	—	(93,303)
Contributions to equity investments - related parties	(16,064)	(77,333)
Distributions from equity investments in excess of cumulative earnings – related parties	13,340	17,052
Proceeds from the sale of assets to third parties	—	342
Other	(39,212)	—
Net cash used in investing activities	$(355,001)	$(2,865,168)
Cash flows from financing activities
Borrowings, net of debt issuance costs	$3,586,173	$2,710,750
Repayments of debt	(3,583,149)	(467,595)
Increase (decrease) in outstanding checks	(4,686)	(5,662)
Registration expenses related to the issuance of Partnership common units	—	(855)
Distributions to Partnership unitholders	(422,679)	(408,234)
Distributions to Chipeta noncontrolling interest owner	(2,775)	(3,793)
Distributions to noncontrolling interest owners of WES Operating	(8,676)	(106,666)
Net contributions from (distributions to) related parties	21,832	456,938
Above-market component of swap agreements with Anadarko	—	7,407
Finance lease payments	(10,262)	—
Net cash provided by (used in) financing activities	$(424,222)	$2,182,290
Net increase (decrease) in cash and cash equivalents	$(40,224)	$3,653
Cash and cash equivalents at beginning of period	99,962	92,142
Cash and cash equivalents at end of period	$59,738	$95,795

Western Midstream Partners, LP
OPERATING STATISTICS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Throughput for natural-gas assets (MMcf/d)
Gathering, treating, and transportation	554	528	547	527
Processing	3,563	3,524	3,605	3,498
Equity investments (1)	458	402	451	390
Total throughput	4,575	4,454	4,603	4,415
Throughput attributable to noncontrolling interests (2)	162	178	164	177
Total throughput attributable to WES for natural-gas assets	4,413	4,276	4,439	4,238
Throughput for crude-oil and NGLs assets (MBbls/d)
Gathering, treating, and transportation	359	302	360	303
Equity investments (3)	367	311	391	308
Total throughput	726	613	751	611
Throughput attributable to noncontrolling interests (2)	15	13	15	13
Total throughput attributable to WES for crude-oil and NGLs assets	711	600	736	598
Throughput for produced-water assets (MBbls/d)
Gathering and disposal	773	515	745	516
Throughput attributable to noncontrolling interests (2)	15	10	15	10
Total throughput attributable to WES for produced-water assets	758	505	730	506
Per-Mcf Adjusted gross margin for natural-gas assets (4)	$1.13	$1.06	$1.15	$1.08
Per-Bbl Adjusted gross margin for crude-oil and NGLs assets (5)	2.56	2.52	2.49	2.49
Per-Bbl Adjusted gross margin for produced-water assets (6)	0.97	1.01	0.97	0.98
(1)Represents the 14.81% share of average Fort Union throughput, 22% share of average Rendezvous throughput, 50% share of average Mi Vida and Ranch Westex throughput, and 30% share of average Red Bluff Express throughput.
(2)For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests.
(3)Represents the 10% share of average White Cliffs throughput; 25% share of average Mont Belvieu JV throughput; 20% share of average TEG, TEP, Whitethorn, and Saddlehorn throughput; 33.33% share of average FRP throughput; and 15% share of average Panola and Cactus II throughput.
(4)Average for period. Calculated as Adjusted gross margin for natural-gas assets, divided by total throughput (MMcf/d) attributable to WES for natural-gas assets.
(5)Average for period. Calculated as Adjusted gross margin for crude-oil and NGLs assets, divided by total throughput (MBbls/d) attributable to WES for crude-oil and NGLs assets.
(6)Average for period. Calculated as Adjusted gross margin for produced-water assets, divided by total throughput (MBbls/d) attributable to WES for produced-water assets.

Western Midstream Partners, LP
OPERATING STATISTICS (CONTINUED)
(Unaudited)

	Three Months Ended June 30,
	2020	2019	2020	2019	2020	2019
	Natural gas (MMcf/d)		Crude oil & NGLs (MBbls/d)		Produced water (MBbls/d)
Delaware Basin	1,309	1,179	202	141	773	515
DJ Basin	1,329	1,266	113	112	—	—
Equity investments	458	402	367	311	—	—
Other	1,479	1,607	44	49	—	—
Total throughput	4,575	4,454	726	613	773	515

	Six Months Ended June 30,
	2020	2019	2020	2019	2020	2019
	Natural gas (MMcf/d)		Crude oil & NGLs (MBbls/d)		Produced water (MBbls/d)
Delaware Basin	1,349	1,178	197	143	745	516
DJ Basin	1,368	1,262	120	107	—	—
Equity investments	451	390	391	308	—	—
Other	1,435	1,585	43	53	—	—
Total throughput	4,603	4,415	751	611	745	516